Exhibit 99.1

Allied World Prices $500 Million Senior Note Offering

ZUG, Switzerland — October 26, 2015 — Allied World Assurance Company Holdings, AG (NYSE: AWH) announced today that its subsidiary, Allied World Assurance Company Holdings, Ltd, has priced an SEC registered offering of $500 million aggregate principal amount of 4.35% senior notes due 2025.  The notes are fully and unconditionally guaranteed by Allied World Assurance Company Holdings, AG. The company expects to close the offering on or about October 29, 2015, subject to customary closing conditions.

Allied World Assurance Company Holdings, Ltd expects to use the net proceeds from the offering for the repayment, upon maturity, of its outstanding $500 million aggregate principal amount of 7.50% senior notes due August 1, 2016.

Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC served as joint book-running managers.  BMO Capital Markets Corp. and ING Financial Markets LLC served as co-managers.

The notes are being offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”).  This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, or solicitation to buy, if at all, will be made solely by means of a prospectus and related prospectus supplement filed with the SEC.  You may obtain these documents without charge from the SEC at www.sec.gov.  Alternatively, you may request copies of these materials from the joint book-running managers by contacting Barclays Capital Inc. at 745 Seventh Avenue, NY, NY 10019, 1-888-603-5847 or Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, NY, NY 10010, 1-800-221-1037.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and AA- by Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the satisfaction of the conditions to the closing of the senior notes offering described herein; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE Allied World Assurance Company Holdings, AG

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